SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant (			)
Check the appropriate box:
(	)	Preliminary Proxy Statement	( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(	)	Definitive Proxy Statement
(	)	Definitive Additional Materials

(X)Soliciting Material Under Rule 14a-12

VOYA MUTUAL FUNDS

(Name of Registrant as Specified in Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)No fee required.

( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)Proposed maximum aggregate value of transaction:

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(	)	Fee paid previously with preliminary materials:
(	)	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

August 2024

Your Response is Needed

Shareholder,

We need your vote! Our previous attempts to contact you have been unsuccessful regarding an important proposal pertaining to your investment in Voya Global Diversified Payment Fund and/or Voya Global Perspectives® Fund.

Please contact us immediately to obtain additional information and to vote your ownership shares at 1-855-200-8145, Monday through Friday between the hours of 9:00am to 10:00pm Eastern Time, or Saturday and Sunday between the hours of 10:00am to 6:00pm Eastern Time.

This matter is very important and will take only a moment of your time. Once you vote, your contact information will be removed from further mailings and the call list.

Thank you in advance for your assistance with this matter.